CommerceHub Announces Date of Second Quarter 2017 Conference Call and Webcast
ALBANY, NY, July 19, 2017 - CommerceHub, Inc. (NASDAQ: CHUBA, CHUBK) (“CommerceHub” or the “Company”), a leading distributed commerce network for retailers and brands, today announced that it will issue its financial results for the three months ended June 30, 2017 after the market close on Wednesday, August 2, 2017. On the same day, CommerceHub will host a conference call and webcast to discuss the results at 4:30 p.m., Eastern Time, during which its management team will discuss the Company’s financial performance and strategy, and may discuss future opportunities. After the conference call is completed, a recorded version of the call will be available at http://ir.commercehub.com/events.cfm.

What:	CommerceHub Second Quarter 2017 Financial Results
When	Wednesday, August 2, 2017
Time:	4:30 p.m. Eastern Time
Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (800) 219-6912 International Toll Participants Dial-in Number: (574) 990-1026 Conference ID/Passcode: 55684519
Webcast (live and replay):	http://ir.commercehub.com/events.cfm

About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped over 10,000 retailers, brands, and distributors achieve an estimated $13+ billion in Gross Merchandise Value in 2016.
CommerceHub Investor Relations Contact
Sara Leggat
investor@commercehub.com